                                                    GROUND LEASE

                                                        by and between

                                 REYNEN & BARDIS (KMS PLACER), L.P.,
                                            a California limited partnership

                                                              as

                                                        "Landlord"

                                                             and

                                    ACE HARDWARE CORPORATION,
                                                 a Delaware corporation

                                                               as

                                                          "Tenant"

I.         LEASED PREMISES
            1.1.        Premises
            1.2.        Title and Quiet Enjoyment

II.        LEASE TERM
            2.1.        Commencement and Expiration Dates
            2.2.        Option to Extend Term
            2.3.        Holdover

III.       RENT
            3.1.        Base Rent
            3.2.        Rent Commencement
            3.3.        Interest and Late Charges
            3.4.        Triple Net Lease

IV.      USE OF PROPERTY
            4.1.        Use of Property
            4.2.        Compliance With Laws

V.       DESIGN AND CONSTRUCTION BY TENANT
            5.1.        Tenant's Right to Build
            5.2.        Easements and Dedications
            5.3.        Governmental Approvals
            5.4.        Landlord's Duty of Cooperation
            5.5.        Quality of Work
            5.6.        Notice of Nonresponsibility
            5.7.        Tenant's Ownership of Improvements and Fixtures
            5.8.        Construction Indemnity
            5.9.        Development Management

VII.     TAXES, UTILITIES AND OTHER CHARGES
            7.1.        Tenant to Pay Taxes
            7.2.        Timing of Payment of Taxes
            7.3.        Installment Payment
            7.4.        Proration of Taxes
            7.5.        Landlord's Right to Cure
            7.6.        Utilities
            7.7.        Contesting Taxes and Liens

VIII.    INSURANCE
            8.1.        Tenant's Insurance
            8.2.        Landlord's Insurance
            8.3.        Policy Standards
            8.4.        Protection of Proceeds
            8.5.        Certificates of Insurers
            8.6.        Waiver of Subrogation

IX.      INDEMNIFICATION
            9.1.        Tenant's Indemnification
            9.2.        Landlord's Indemnification
            9.3.        Landlord and Tenant Exculpation

X.       MAINTENANCE AND REPAIR OF IMPROVEMENTS
            10.1.      Tenant's Duty to Maintain
            10.2.      Casualty; Tenant's Duty to Repair Damage
            10.3.      No Abatement of Rent

XI.      CONDEMNATION OF THE PROPERTY
            11.1.      Termination and Proceeds
            11.2.      Partial Taking
            11.3.      Temporary Taking
            11.4.      Separate Awards
            11.5.      Participation
            11.6.      Notice of Proceeding

XII.     ASSIGNMENT AND SUBLETTING

XIII.    MORTGAGES
            13.1.      Leasehold Mortgages
            13.2.      Rights and Obligations of Leasehold Mortgagees
            13.3.      Cooperation for Leasehold Mortgagee

XIV.    DEFAULT AND REMEDIES
            14.1.      Events of Default
            14.2.      Notice of Tenant's Default
            14.3.      Landlord's Remedies
            14.4.      No Waiver
            14.5.      Landlord's Default

XV.     SURRENDER AND REMOVAL
            15.1.      Surrender
            15.2.      Tenant's Personal Property

XVI.   LANDLORD'S RIGHT OF ENTRY AND INSPECTION

XVII.  GENERAL PROVISIONS
            17.1.      Notices
            17.2.      Broker's Commission
            17.3.      Attorneys' Fees and Court Costs
            17.4.      Assignment
            17.5.      Survival
            17.6.      Further Assurances
            17.7.      Time of Essence
            17.8.      Counterparts
            17.9.      Captions; Recitals
            17.10.    No Obligations to Third Parties
            17.11.    Exhibits
            17.12.    Amendment of this Lease
            17.13.    Waiver
            17.14.    Applicable Law
            17.15.    Fees and Other Expenses
            17.16.    Entire Agreement
            17.17.    Successors and Assigns
            17.18.    Time Period Computation
            17.19.    Cooperation in Drafting
            17.20.    Severability
            17.21.    Waiver of Jury Trial
            17.22.    Relationship of the Parties
            17.23.    Interpretation and Definitions
            17.24.    Memorandum
            17.25.    Representation of Authority
            17.26.    Estoppel Certificates
            17.27.    Consents

        This Ground Lease ("Lease") is entered into as of January 13, 2003, by and between
Reynen & Bardis (KMS Placer), L.P., a California limited partnership ("Landlord"), and Ace
Hardware Corporation, a Delaware corporation ("Tenant").

RECITALS
                    A.    Landlord is the owner of that certain real property located in the County of
Placer, State of California, consisting of certain improvements and land as more specifically described below (and defined below as the "Property").

                    B.    As of the date hereof, Landlord leases portions of the Property to Pacific
Gas & Electric Company, to Hewlett-Packard and to Tenant on long term leases, and to other tenants on month-to-month leases (collectively, and as further described below, the "Existing
Leases" and singularly, an "Existing Lease").

                    C.    Concurrent with the execution of this Lease, Landlord and Tenant are entering into that certain Option Agreement and Joint Escrow Instructions, of even date herewith
("Option Agreement"), by and between Landlord, as seller, and Tenant, as buyer, pursuant to which Landlord is granting to Tenant, and Tenant is obtaining from Landlord, an option to purchase the Property, subject to the terms and conditions of the Option Agreement, which is incorporated herein by this reference.

                    D.    Concurrent with the execution of this Lease, Tenant and KMS
Development, L.P., a California limited partnership ("KMS"), are entering into that certain
Development Management Agreement of even date herewith ("Development Agreement")
pursuant to which KMS will act as construction manager for Tenant in connection with construction of certain improvements at the Property.

                    E.    Landlord and Tenant desire to enter into this Lease to evidence the terms and conditions of the lease of the Property.

                    NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

I.        LEASED PREMISES.

            1.1        Premises. Landlord hereby leases to Tenant, and Tenant hereby rents and accepts from Landlord, for the term and upon the covenants, terms and conditions set forth herein (i) that certain real property located at 3301 Industrial Avenue, situated in the City of Rocklin, County of Placer, State of California, as more particularly described in Exhibit A attached hereto (the
"Land"), and (ii) together with two (2) buildings located thereon, containing approximately
619,688 square feet of space and 8,000 square feet of space, respectively, associated parking areas and other improvements located thereon (the "Existing Improvements"). The Land and the
Existing Improvements are referred to herein collectively as the "Property." The Property is leased to Tenant subject to the Existing Leases as described in Exhibit B attached hereto.
Notwithstanding the foregoing, Landlord and Tenant hereby agree that the Existing Lease between Landlord and Tenant shall be terminated effective as of the Commencement Date. On the Break Date (as defined in Exhibit D attached hereto), Landlord shall assign to Tenant and
Tenant shall assume Landlord's rights and obligations under the Existing Leases and Landlord and Tenant shall execute a Lease Assignment and Assumption Agreement with respect to the
Existing Leases in the form attached hereto as Exhibit C. No modification shall be made to an
Existing Lease during the Term (as defined below) without the prior written consent of Tenant.

            1.2        Title and Quiet Enjoyment. As set forth in the Option Agreement, on or before the Commencement Date Placer Title Company shall have irrevocably committed to issue the
Option Binder Policy (as such term is defined in the Option Agreement). Subject to Tenant's compliance with the provisions of this Lease and all applicable covenants, conditions, restrictions, and matters of record approved by Tenant as set forth in the Option Agreement (the
"Recorded Matters"), Landlord hereby warrants that during the Term, Tenant shall have the quiet enjoyment and uninterrupted right of use and possession of the Property free from interference by Landlord or anyone claiming by, through or under Landlord.

II.       LEASE TERM.

            2.1        Commencement and Expiration Dates.

                        (a)        This Lease shall be for a term of twenty (20) years (the "Term") which shall commence on January 15, 2003 (the "Commencement Date") and shall expire at 11:59 P.M.
on the date that is one day before the twentieth (20th) anniversary of the Commencement Date
(the "Expiration Date"), unless this Lease is terminated earlier or extended pursuant to the provisions hereof.

                        (b)        It is Landlord's and Tenant's intent that this Lease be expressly conditioned upon the approval and execution of the Option Agreement. In the event that Tenant exercises its option or Landlord exercises its put pursuant to the Option Agreement, this Lease shall automatically terminate on the date of Tenant's acquisition of fee title to the Property. In such event, neither Landlord nor Tenant shall have any further rights or obligations under this
Lease, except for their respective obligations to indemnify each other pursuant to the provisions of this Lease which indemnity obligations shall survive any termination of this Lease.

             2.2        Option to Extend Term. Landlord hereby grants to Tenant the option to extend the Term for up to three (3) additional consecutive periods of ten (10) years each (each, an
"Option Period"). Each option must be exercised by written notice (the "Option Notice")
received by Landlord no later than eighteen (18) months prior to the expiration of the then-current Term. Provided that Tenant has properly exercised the particular option, the Term shall be extended by the respective Option Period and all provisions of this Lease shall remain unmodified and in full force and effect. In the event of an extension hereunder, "Term" as used in this Lease shall include each Option Term which is the subject of a timely delivered Option
Notice and the "Expiration Date" shall be extended to 11:59 P.M. of the last day of such Option
Period. Annual Base Rent payable during each Option Period shall be as provided in Exhibit D attached hereto.

            2.3        Holdover. Subject to Section 2.2 above, Tenant shall have no right to hold over after the Expiration Date without the prior written consent of Landlord, which Landlord may withhold in its absolute discretion. Any holding over by Tenant after the Expiration Date shall not constitute a renewal or extension or give Tenant any rights in or to the Property or any
Improvements (as defined in Section 5.1 below) thereon.

III.      RENT.

            3.1        Base Rent. Tenant agrees to pay to Landlord, without setoff, demand or delay
(except as provided in the immediately following sentence), the rent (the "Base Rent") for the
Property as set forth in Exhibit D attached hereto, as adjusted in accordance with Section 2.2 above. In the event Tenant cures a default pursuant to the Nondisturbance, Attornment and
Recognition Agreement entered into among Landlord, Tenant and Landlord's lender Western
Sierra National Bank relating to the $12,780,000 loan from Western Sierra National Bank to
Landlord secured by the Property, Tenant shall have the right at its option to deduct the amount necessary to cure such default from any Base Rent or other rent then due and/or next becoming due to Landlord under this Lease, provided that Tenant may not deduct any amounts in excess of the minimum amount necessary to cure such default.

            3.2        Rent Commencement. Base Rent shall be payable commencing on the
Commencement Date and continuing on the first day of each succeeding calendar month during the Term. Rent attributable to any partial calendar month at the commencement or end of the
Term shall be prorated on a daily basis for the period from the date the payment is due to the end of such calendar month or to the end of the Term at a rate per day which is equal to 1/365 of the applicable monthly Base Rent. As used in this Lease, the term "rent" shall mean any payments owed by Tenant pursuant to this Section and any other payments to be made by Tenant to or for the benefit of Landlord, including, without limitation, Taxes (as defined in Section 7.1 below).
All rent shall be remitted to Landlord at its address set forth in Section 17.1 below or at such place or to such person as Landlord may from time to time designate by notice to Tenant, and shall be paid by check.

            3.3        Interest and Late Charges. If Landlord does not receive any payment of rent within five (5) days after the due date, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount, which charge Landlord and Tenant agree represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment. Landlord's acceptance of the late charge shall in no event constitute a waiver of Tenant's default with respect to any overdue amount nor prevent Landlord from exercising any other rights or remedies granted under this Lease and/or applicable law. In addition, if any amount payable by
Tenant to Landlord hereunder is not received by Landlord within five (5) days after the due date, such amount shall bear interest from the due date until paid at the rate of ten percent (10%) per year.

            3.4        Triple Net Lease. Except as otherwise provided in Exhibit D attached hereto, it is the parties' intention that this be a "triple-net lease" with no expenses being paid by Landlord relating to the ownership, operation or use of the Property.

 IV.     USE OF PROPERTY.

            4.1        Use of Property. Tenant may use or permit use of the Property for the construction, development and maintenance of additional buildings and related improvements on the Property and use as a distribution center for its products and such other uses as Tenant may desire. Tenant shall not use or permit the use of the Property in a manner that amounts to waste at the Property; provided, however, the exercise of Tenant's right to construct Tenant
Improvements (as defined below) which may require demolition of Existing Improvements and/or previously constructed Tenant Improvements shall not be waste. Landlord acknowledges that Tenant, in the regular course of business, receives, stores and distributes various Hazardous
Substances (as defined in Article VI below) and Tenant's storage of the same on the Property shall not be deemed a violation of this Lease, provided Tenant, at all times, complies with Article
VI below.

            4.2        Compliance With Laws. Tenant shall not use or permit any other person to use the Property, the Existing Improvements, or the Tenant Improvements (as defined in Section 5.1 below) thereon or any part of either thereof in violation of (i) any governmental law, ordinance or regulation, or (ii) any of the Recorded Matters; provided that Tenant shall have no such obligations with respect to any portion of the Property subject to the Existing Leases except as otherwise provided at Exhibit D attached hereto. Without limiting the foregoing, Tenant agrees to comply with all the requirements now in force, or which may hereafter be in force, of all governmental authorities pertaining to the maintenance, operation, use and occupation of the
Property and the Improvements (as defined in Section 5.1 below) thereon, as well as operations conducted thereon (collectively, the "Applicable Laws").

V.        DESIGN AND CONSTRUCTION BY TENANT.

            5.1        Tenant's Right to Build.

                        (a)        Tenant, at its sole cost and expense, may design and construct or cause to be constructed on the Property additional building(s) and related improvements and/or refurbishments or other improvements to Existing Improvements (such building(s), related improvements, refurbishments or other improvements are referred to herein as the "Tenant
Improvements"). Tenant shall have the right to make such Tenant Improvements, including but not limited to changes, alterations and new construction, structural or otherwise, with respect to the Property, including but not limited to the Existing Improvements, as Tenant shall deem necessary or desirable, and shall be entitled to demolish any portion of the Existing
Improvements in conjunction with such changes, alterations or new construction. Such Tenant
Improvements, changes, alterations, new construction or demolition to the Improvements (as defined below) (collectively, the "Work") shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed, and the conditions herein set forth which Tenant covenants to observe and perform. The Existing Improvements and the Tenant Improvements
are collectively referred to as the "Improvements."

                        (b)        So long as KMS is acting as Tenant's construction manager, Landlord's approval of the Work shall be deemed given without the necessity of Tenant providing any information or request for approval to Landlord. If KMS is no longer acting as Tenant's construction manager, any request by Tenant for approval of the Work or for the execution of certain instruments as contemplated by Sections 5.2 and 5.3 below shall be in writing accompanied by reasonable backup information. Within five (5) business days after receipt of such request from Tenant, Landlord shall (i) grant such consent and execute (and acknowledge where appropriate) any such instruments or (ii) provide a written explanation as to its refusal to provide such consent or execute such instruments. Failure of Landlord to provide such written explanation within such five (5) business day period shall be deemed Landlord's consent and approval.

                        (c)        Before the commencement of construction of the Tenant Improvements or performance of Work, Tenant shall obtain all insurance required under Article VIII below.

            5.2        Easements and Dedications. Tenant and Landlord each recognize that in order to provide for the orderly development of the Property, it may be necessary or desirable that street, water, sewer, drainage, gas, power line, and other easements, dedications and similar rights be granted or dedicated over or within portions of the Property. Landlord agrees that it shall, from time to time during the Term and upon the reasonable request of Tenant and at
Tenant's sole cost and expense (including, without limitation, the cost of reasonable attorneys'
fees and reasonable outside consultants' fees), join with Tenant in executing and delivering such documents as may be reasonably appropriate, necessary or required by governmental bodies, public utility companies or other persons for the purpose of granting such easements, dedications and similar rights. So long as KMS is acting as Tenant's construction manager, any request by
Tenant for Landlord to join in the execution and delivery of documents for granting easements, dedications, and similar rights shall be deemed reasonable.

            5.3        Governmental Approvals. Tenant shall acquire, from the appropriate government bodies, all zoning changes, variances, conditional use permits and other permits required for the development of the Property and construction and operation of the
Improvements (the "Governmental Approvals"). Upon the reasonable advance notice from
Tenant, Landlord shall execute and deliver such documents, petitions, applications and authorizations as may be reasonably appropriate or required for the purpose of obtaining the
Governmental Approvals. So long as KMS is acting as Tenant's construction manager, any request by Tenant for Landlord to execute and deliver such documents, petitions, applications and authorizations shall be deemed reasonable.

            5.4        Landlord's Duty of Cooperation. Landlord acknowledges its duty to cooperate fully with Tenant's (i) construction at the Property and (ii) efforts pursuant to Sections 5.2 and
5.3 above. In furtherance of such duty, Landlord designates Thomas Manz as its agent with authority to bind Landlord and execute any and all documents required of Landlord pursuant to this Article V.

            5.5        Quality of Work. All work done in connection with any Work shall be done in a good and workmanlike manner and in compliance with all Recorded Matters and all Applicable
Laws.

            5.6        Notice of Nonresponsibility. Tenant shall notify Landlord of Tenant's intention to commence any construction work on the Property at least ten (10) days before commencement of any such work or delivery of any materials therefor. At all times during the Term, Landlord shall have the right to post and maintain on the Property any notices of non-responsibility provided for under Applicable Laws.

            5.7        Tenant's Ownership of Improvements and Fixtures. The Tenant
Improvements, and any fixtures, machinery and equipment at any time constructed, placed or maintained by or on behalf of Tenant on any part of the Property shall be and remain the property of Tenant (or its sublessees or licensees as their interests may appear) during the Term.
Upon expiration of the Term or earlier termination of this Lease, Tenant (or its sublessees or licensees) may remove any inventory, furniture or furnishing, or other personal property that is not attached to the Improvements. Tenant may also remove any personal property that is attached to the Improvements, unless such removal would significantly and irreparably damage the Improvements and provided that Tenant repairs, at its sole cost and expense, any damage caused by such removal. Upon the expiration of the Term or earlier termination of this Lease not in conjunction with Tenant's acquisition of fee title to the Property, Tenant (or its sublessees and licensees) shall deliver to Landlord the possession of the Property and the Tenant Improvements shall become the property of Landlord.

            5.8        Construction Indemnity. To the extent not covered by Tenant's insurance set forth in Article VIII below, Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all liability for any injury to or death of any person or persons or any damage to property in any way arising out of or in connection with the construction of the
Tenant Improvements or performance of Work, and from all costs, expenses and liabilities
(including, but not limited to, court costs and reasonable attorneys' fees) incurred by Landlord in connection therewith, excepting, however, (i) any liability arising prior to the Commencement
Date or (ii) any liability caused by or resulting from the negligence or willful misconduct of
Landlord or its agents, employees, licensees or contractors. If any action or proceeding is brought against Landlord by reason of any of the foregoing matters, Tenant shall have the right, upon notice, to defend or participate in Landlord's defense of the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Landlord shall cooperate with Tenant in such defense.

            5.9        Development Management. Landlord and Tenant hereby acknowledge that
KMS shall act as construction manager for Tenant pursuant to the Development Agreement.
Landlord shall cooperate fully with Tenant and KMS with respect to construction and development at the Property.

VI.       HAZARDOUS SUBSTANCES.

            Tenant hereby agrees that it and its agents, employees, contractors, affiliates, lessees, subtenants, licensees or invitees shall not generate, manufacture, store, dispose of or otherwise use or hold on, under or about the Property or any Improvements thereon or transport to, from or across the Property or any such Improvements any Hazardous Substances (as defined below), except in compliance with Hazardous Substance Laws (as defined below). As used herein,
"Hazardous Substances" means any chemical, substance, material, controlled substance, object, condition, waste, living organism, or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, reproductive toxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated byphenyls (PCBs), and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms, or combinations thereof, which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. As used herein "Environmental Law" means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of the courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future, which are or become applicable to the Property.

VII.      TAXES, UTILITIES AND OTHER CHARGES.

            7.1        Tenant to Pay Taxes. Except as otherwise provided in Exhibit D, in addition to the rent described in Article III above, Tenant shall pay and discharge as additional rent all
Taxes. As used herein, the term "Taxes" shall include any form of real property, general or special tax, supplemental tax assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code, gross receipts tax (including any fee, levy, or charge imposed on the gross receipts of Landlord under and measured solely by this Lease), assessment, license fee, license tax, business license fee, business license tax, commercial rental tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord or Tenant in the Property and/or any Improvements thereon, including, without limitation, (i) any of such items imposed by reason of a change in ownership of the Property or ownership in Landlord or (ii) any tax, fee, levy or charge in substitution, partially or totally, of any tax, fee, levy or charge previously included within the definition of
Taxes, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election and that taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased taxes, fees, levies and charges and all similar taxes, fees, levies and charges be included with the definition of Taxes for the purposes of this Lease. Tenant shall not, however, pay or be responsible for and the definition of Taxes for purposes of this Lease shall not include any taxes, fees, levies or charges imposed on or measured by the income, inheritance, franchise, excess profits, items of tax preference or gross receipts of Landlord (other than a tax, fee, levy or charge imposed on the gross receipts of Landlord under and measured solely by this
Lease).

            7.2        Timing of Payment of Taxes. Subject to Tenant's right to pay Taxes in installments as provided below, all payments of Taxes to be made by Tenant pursuant to this
Article shall be made before any fine, penalty, interest or costs may be added thereto for non-payment. Tenant shall furnish to Landlord, no later than fifteen (15) days after the date when any Taxes payable by Tenant pursuant to this Lease would become delinquent, appropriate evidence establishing the payment thereof.

            7.3        Installment Payment. If by law any Tax is payable or may, at the option of the taxpayer, be paid in installments, Tenant may pay such Tax, together with any accrued interest on the unpaid balance of such Tax, in installments as they become due.

            7.4        Proration of Taxes. All Taxes for the fiscal tax years in which the Term commences or ends shall be prorated between Landlord and Tenant.

            7.5        Landlord's Right to Cure. Subject to the provisions of Section 7.7 below, if
Tenant, in violation of the provisions of this Lease, fails to timely pay and discharge any Tax,
Landlord may (but shall not be obligated to) pay or discharge it, provided that Tenant shall have failed to pay such Tax within fifteen (15) days after notice from Landlord of Landlord's intention to pay the same. Any amount so paid by Landlord and the amount of all costs, expenses, interest and penalties connected therewith (including reasonable attorneys' fees) shall be payable by
Tenant as additional rent and shall be reimbursed to Landlord by Tenant on demand, with interest thereon at the rate of ten percent (10%) per year.

            7.6        Utilities. Except as otherwise provided in Exhibit D, Tenant shall be solely responsible for and shall pay all charges for water, gas, heat, electricity, telephone service and all other utilities delivered to the Property. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service, and no such failure or interruption shall entitle
Tenant to terminate this Lease or abate the rent and other charges hereunder.

            7.7        Contesting Taxes and Liens. Tenant shall have the right to contest the amount or validity of any Tax or lien by appropriate legal proceedings, provided that Tenant protects
Landlord, the Property and all Improvements by adequate surety bond or other appropriate means reasonably satisfactory to Landlord. This right shall not be deemed or construed in any way as relieving or modifying Tenant's covenants to pay any such Tax or obligation imposed by a lien at the time and in the manner provided in this Article. Landlord shall, upon written request and at Tenant's sole cost and expense, join in any such proceedings, if Tenant determines that it shall be necessary or appropriate for Landlord to do so in order for Tenant to properly prosecute such proceedings. Tenant hereby agrees to indemnify and defend Landlord from any costs, expenses, and liabilities (including, without limitation, reasonable attorneys' fees) arising from any such proceeding. In the event that Landlord joins in any such proceedings, absent a request by Tenant to so join, Landlord shall be solely responsible for any and all of Landlord's costs and expenses incurred therewith.

 VIII.    INSURANCE.

            8.1        Tenant's Insurance. During the Term, Tenant shall at all times maintain in effect the following policies of insurance:

                        (a)        Comprehensive General Liability Insurance for the Property in a
combined coverage for bodily injury and property damage in an amount not less than Three
Million Dollars ($3,000,000). Tenant shall name Landlord as additional insured under such policy;

                        (b)        During any period of construction of the Improvements, Builder's Risk
Property Insurance in form mutually acceptable to Tenant and by Landlord; and

                         (c)        Upon completion of any of the Tenant Improvements, a policy of all risk property insurance insuring the Tenant Improvements in an amount at least equal to the replacement cost thereof as reasonably approved by Landlord.

                        Such coverages shall be from such companies and on such other terms and conditions as Tenant from time to time may reasonably determine. At Tenant's option, such insurance coverage may include the risks of earthquake, flood damage or other perils; business income (rental loss) and extra expense coverage; and loss payee endorsements in favor of any
Leasehold Mortgagee.

            8.2        Landlord's Insurance. Prior to the Break Date, Landlord shall at all times maintain in effect the following policies of insurance:

                        (a)        A policy of all risk property insurance insuring the Existing Improvements in an amount at least equal to the replacement cost thereof as reasonably approved by Tenant, provided that (i) Landlord shall not be responsible for such insurance from and after the Break
Date (which coverage shall then be Tenant's obligation); and

                        (b)        Comprehensive General Liability Insurance for the Property in a
combined coverage for bodily injury and property damage in an amount not less than Three
Million Dollars ($3,000,000). Landlord shall name Tenant as additional insured under such policy; and

                         Such coverages shall be from such companies and on such other terms and conditions as Landlord from time to time may reasonably determine. At Landlord's option, such insurance coverage may include the risks of earthquake, flood damage or other perils; business income (rental loss) and extra expense coverage; and loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Existing
Improvements or underlying lessors of all or part of the Existing Improvements.

                        From and after the Break Date, Tenant shall be responsible to maintain and pay for all insurance described in this Section 8.2.

            8.3        Policy Standards. All policies of insurance to be provided hereunder shall be written by companies of nationally recognized financial standing and which are legally qualified to issue such insurance and have a Best Services rating of at least A. Each policy of insurance held by Landlord and Tenant shall contain reasonable deductibles and shall (i) name the other as an additional insured; (ii) be non-contributing with, and shall apply only as primary and not excess to, any other insurance available to the insureds; and (iii) provide that it shall not be cancelled or amended or its coverage reduced except upon thirty (30) days' prior written notice by certified or registered mail to each of the insureds. Landlord and Tenant shall not obtain or carry separate insurance concurrent in form or contributing, in the event of loss, with that required by this Section unless the other is an additional insured therein. Landlord or Tenant, as applicable, shall immediately notify the other whenever any such separate insurance is obtained and shall deliver to the other certificates evidencing the same. Any insurance required hereunder may be provided under blanket policies provided that the coverage afforded shall not be reduced or diminished by reason of the use of a blanket policy.

            8.4        Protection of Proceeds. Every policy referred to in this Article VIII shall provide that it shall not be invalidated by any act or neglect of Landlord or Tenant, by any termination of this Lease, other than the expiration of the Lease as set forth herein, or by change in title to the leasehold estate or to the Property.

            8.5        Certificates of Insurers. Landlord and Tenant shall each deliver to the other ertificates of insurers evidencing the existence of all insurance which is required to be maintained by Landlord and Tenant, respectively, hereunder. Delivery shall be made (i)
promptly after the Commencement Date and (ii) no later than fifteen (15) days prior to the expiration of any insurance.

            8.6        Waiver of Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, such insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of such insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The insurance policies to be carried by Landlord and Tenant hereunder shall be endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

IX.      INDEMNIFICATION.

            9.1.        Tenant's Indemnification. Tenant does hereby agree to defend, indemnify and hold Landlord harmless from and against any and all liability for any injury to or death of any person or persons or any damage to property in any way arising out of or in connection with the condition, use or occupancy of the Property, or activities of Tenant or Tenant's affiliates, officers, directors, executives, shareholders, attorneys, employees, agents, contractors, successors and assigns and their respective officers, agents, servants, employees, and independent contractors (collectively, the "Tenant Affiliates") in or about the Property and from all costs, expenses and liabilities (including, but not limited to, court costs and reasonable attorneys' fees)
incurred by Landlord in connection therewith, excepting, however, (i) any liability arising prior to the Commencement Date, (ii) any liability caused by or resulting from the negligence or willful misconduct of Landlord, or (iii) the Existing Leases other than the Ace Lease.

            9.2        Landlord's Indemnification. Landlord does hereby agree to defend, indemnify and hold Tenant harmless from and against any and all liability for any injury to or death of any person or persons or any damage to property to the extent arising out of or in connection with the condition, use or occupancy of the Property, or activities of Landlord or Landlord's affiliates, officers, directors, executives, shareholders, attorneys, employees, agents, contractors, successors and assigns and their respective officers, agents, servants, employees, and independent contractors (collectively, the "Landlord Affiliates") in or about the Property and from all cost, expenses and liabilities (including, but not limited to, court costs and reasonable attorneys' fees)
incurred by Tenant in connection therewith, excepting, however, (i) any liability arising after the
Commencement Date other than matters for which Landlord has responsibility in connection with the Existing Leases as provided at Exhibit D attached hereto or (ii) any liability caused by or resulting from the negligence or willful misconduct of Tenant.

            9.3        Landlord and Tenant Exculpation. The Landlord Affiliates shall not have any personal liability for any default by Landlord under this Lease and the Tenant Affiliates shall not have any personal liability for any default by Tenant under this Lease.

X.        MAINTENANCE AND REPAIR OF IMPROVEMENTS.

            10.1.      Tenant's Duty to Maintain. Except as provided in Exhibit D, throughout the
Term, and subject to the provisions of this Lease, Tenant shall, at Tenant's sole cost and expense, maintain the Property and all Improvements thereon in good condition and repair and in accordance with all Recorded Matters and all laws, ordinances and regulations of governmental bodies having or claiming jurisdiction and all their respective agencies, departments, bureaus, and officials materially affecting the Property.

            10.2      Casualty; Tenant's Duty to Repair Damage. If the Existing Improvements
shall be damaged or destroyed by any cause whatsoever during the Term, Tenant shall, subject to
Article V above, with reasonable promptness, rebuild, repair or restore the same, at its sole cost and expense, to at least substantially the condition existing immediately prior to such damage or destruction; and Tenant shall do so even though the proceeds of any insurance policies covering the loss shall be insufficient to reimburse Tenant therefor. If such proceeds of insurance are more than sufficient to pay the cost of any such repair or restoration, Tenant shall be entitled to retain any surplus. If the Tenant Improvements shall be damaged or destroyed by any cause whatsoever during the Term, Tenant may, subject to Article V above, (i) rebuild, repair or restore the same, at its sole cost and expense, to at least substantially the condition existing immediately prior to such damage or destruction, or (ii) restore the Property to its condition as of the date hereof.

            10.3      No Abatement of Rent.

                        (a)        Tenant shall not be entitled to any abatement of rent, nor shall its obligations under this Lease be terminated during the Term, notwithstanding any destruction or damage to any Improvements on the Property by any cause whatsoever; provided, however, that if such improvements are substantially destroyed by fire or other casualty at any time during the last five (5) years of the Term, then Tenant may terminate this Lease by written notice given to
Landlord within sixty (60) days after the date of such destruction, and rental and other charges hereunder shall be apportioned as of the date of destruction. In the event of such termination, all proceeds of insurance covering the loss of such improvements (excluding proceeds of insurance covering Tenant's furniture and equipment and the proceeds of business interruption insurance)
shall be paid as follows:

                                  (i)    To Tenant, an amount equal to Tenant's unamortized capital costs of the Tenant Improvements (capital costs shall be amortized on a straight line basis over a period of twenty (20) years (including interest at six percent (6%)); and

                                (ii)    To Landlord, the balance of the insurance proceeds.

                        (b)        Any insurance proceeds received as and for loss of income shall belong entirely to Tenant. Subject to the rights of any Leasehold Mortgagee, the proceeds of insurance shall be tendered directly to Tenant.

XI.       CONDEMNATION OF THE PROPERTY.

            11.1      Termination and Proceeds.

                        (a)        If, at any time during the Term, title to the whole or substantially all of the
Premises shall be taken in condemnation proceedings or by any right of eminent domain, the rent and any additional payments due under this Lease shall be apportioned and paid to the date of taking. For purposes of this Article, "substantially all of the Property" shall be deemed to have been taken if the untaken portion cannot be practically and economically used by Tenant for the purposes for which the Property were being used immediately prior to the taking.

                        (b)        Notwithstanding that this Lease shall terminate by operation of law or otherwise upon the date of such taking:

                                (i)    Landlord shall be entitled to receive (A) such portion of the award or awards (with the interest thereon, if any) paid by the condemning authority as shall represent compensation for the value of the Property or the part thereof so taken, exclusive of the value of the Tenant Improvements and all Work performed, and (B) such portion of such award or awards (with the interest thereon, if any) paid by the condemning authority as shall represent consequential damages, if any, to the portion of the Property not so taken; and

                                (ii)    Subject to the amounts reserved to Landlord in clause (i) above,
Tenant shall be entitled to receive the balance of such award or awards (including compensation for any Tenant Improvements or portion thereof taken and damages, if any, to the parts of any Tenant Improvements not so taken).

            11.2        Partial Taking.

                        (a)        In the event of any such taking of less than the whole or substantially all of the Property, the Term shall not be reduced or affected in any way. In such event:

                                (i)    Landlord shall be entitled to receive (A) such portion of the award or awards (with the interest thereon, if any) paid by the condemning authority as shall represent compensation for the value of the Property or the part thereof so taken, exclusive of the value of the Tenant Improvements and all Work performed, and (B) such portion of such award or awards (with the interest thereon, if any) paid by the condemning authority as shall represent consequential damages, if any, to the portion or portions of the Property not so taken; and

                                (ii)    Subject to the amounts reserved to Landlord in clause (i) above,
Tenant shall be entitled to receive the balance of such award or awards (including compensation for any Tenant Improvements or portion thereof taken and damages, if any, to the parts of the Tenant Improvements not so taken).

                        (b)        Tenant may repair, alter and restore the remaining part of the Property as
Tenant shall elect, with such repair, alteration or restoration to be done in conformity with the applicable provisions of Article V above.

                        (c)        The Base Rent for the balance of the Term shall be reduced, effective as of the date of such partial taking, so that the Base Rent thereafter payable shall be an amount equal to the result obtained by multiplying the Base Rent which would otherwise be payable under the terms of this Lease by a fraction, the numerator of which shall be the number of square feet of he land area of the Property remaining subject to the provisions hereof after such taking and the denominator of which shall be the number of square feet of the land area of the Property covered by this Lease immediately prior to such taking.

            11.3        Temporary Taking. If the whole or any part of the Property or of Tenant's interest in this Lease shall be taken in condemnation proceedings or by any right of eminent domain for a temporary use or occupancy, the Term shall not be reduced or affected in any way.
Tenant shall continue to pay in full the rent and other charges herein reserved or provided for without reduction or abatement in the manner and at the times herein specified; and, except only to the extent that Tenant is prevented from so doing pursuant to the terms of the order of the condemning authority, Tenant shall continue to perform and observe all of the other provisions of this Lease as though such taking had not occurred. In the event of any such temporary taking,
Tenant shall be entitled to receive the entire amount of any award made for such taking whether such award is paid by way of damages, rent or otherwise; provided, however, that if such period of temporary use or occupancy shall extend beyond the Expiration Date, such award (after payment to Landlord therefrom of the estimated cost of restoration of the Property to the extent that any such award is intended to compensate for damage to the Property) shall be apportioned to Landlord and Tenant as of the Expiration Date in the same ratios that the part of the entire period for which such compensation is made falling before the Expiration Date and that part falling thereafter each bear to such entire period.

            11.4        Separate Awards. Landlord and Tenant shall each seek separate awards in all such condemnation proceedings, and each agrees to use its best efforts to see that such separate awards are made at all stages of all such proceedings.

            11.5        Participation. Tenant and Landlord shall each have the right, at its own expense, to appear in any condemnation proceedings and to participate in any and all hearings, trials and appeals therein.

            11.6        Notice of Proceeding. In the event Landlord or Tenant shall receive notice of any proposed or pending condemnation proceeding affecting the Property, the party receiving such notice shall promptly notify the other party.

XII.    ASSIGNMENT AND SUBLETTING.

Tenant shall not (i) assign, pledge or hypothecate this Lease, (ii) sublease the Property or any portion thereof, (iii) encumber its leasehold interest, or (iv) make any total or partial conveyance or other transfer of the whole of the Property or the Improvements thereon, to any person or entity, including, but not limited to, the resultant entity of a merger, reorganization or reconstitution of Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In no event shall such assignment, sublease or otherwise, release Tenant from its rights and obligations hereunder. If Tenant desires at any time to assign this Lease or sublet the Property, Tenant shall notify Landlord, at least ten (10) days prior to the proposed effective date of the assignment or sublease, of Tenant's intent to do so. Tenant shall furnish to Landlord, prior to the effective date of any assignment or the commencement date of any sublease, a copy of the fully executed assignment of lease agreement containing a covenant of assumption by the assignee or, in the case of a sublease, a copy of the fully executed sublease.

XIII.    MORTGAGES.

            13.1        Leasehold Mortgages. At any time and from time to time during the Term,
Tenant (or any assignee permitted under this Lease) shall have the right to mortgage, pledge, hypothecate, deed in trust, assign rents, issues and profits belonging to Tenant, and/or collaterally assign its interest in this Lease or the leasehold estate created by any sublease, and to assign or pledge assignment of the same as security for any debt (the holder of any such mortgage (including, without limitation, a construction or permanent lender)), pledge or other encumbrance, and the beneficiary of any such deed of trust or assignment being referred to in this Lease as a "Leasehold Mortgagee"; and the mortgage, pledge, hypothecation, deed of trust, assignment or other security instrument being referred to in this Lease as a "Leasehold
Mortgage"), at Tenant's sole cost and expense and upon and subject to the following conditions:

                        (a)        Each Leasehold Mortgage may be made for any purpose and upon any terms (including, without limitation, term of the loan, interest rate, payment terms, and prepayment privileges or restrictions) as desired by Tenant.

                        (b)        A Leasehold Mortgage may, except as hereinafter provided, cover all of
Tenant's interest in (i) this Lease; (ii) the Property; (iii) the Improvements; (iv) the rents, issues and profits belonging to Tenant; and (v) equipment, personal property and fixtures used at or in the operation of the Property. Tenant shall be permitted, without Landlord's approval, (i) to allow a Leasehold Mortgage to cover more (for example, a blanket lien covering this and other real property owned by Tenant), but not less than, Tenant's entire interest in this Lease, the
Property and the Improvements, or (ii) to allow a Leasehold Mortgage to encumber a sublessee's interest in a leasehold estate created by any sublease (to which Landlord has consented).
Landlord shall not be required to join in any Leasehold Mortgage. Landlord shall not have any liability whatsoever for payment of the principal sum secured by any Leasehold Mortgage, or any interest accrued thereon, or any other sum secured thereby or accruing thereunder; and the
Leasehold Mortgagee shall seek no damages against Landlord for any or all of the same.
Leasehold Mortgagees shall have all the benefits provided in this Article or provided elsewhere in this Lease; and the provisions set forth in this Lease for the benefit of Leasehold Mortgagees may be enforced by them.

                        (c)        No Leasehold Mortgage shall be binding upon Landlord in the enforcement of its rights and remedies herein and by law provided, unless and until a copy
(certified as true and correct by the County Recorder of Placer County) of the original thereof bearing the date and instrument number or book and page of recordation thereof and a copy of the original note (certified as true and correct by Tenant) secured by such Leasehold Mortgage has been delivered to Landlord, together with written notice of the address of the Leasehold
Mortgagee to which notices may be sent. In the event of an assignment of such Leasehold
Mortgage, such assignment shall not be binding upon Landlord unless and until a copy thereof
(certified as true and correct by the County Recorder of Placer County) bearing the date and instrument number or book and page of recordation thereof, together with written notice of the address of the assignee thereof to which notices may be sent, have been delivered to Landlord.

                        (d)        Any of the types of Leasehold Mortgages permitted hereunder may consist of two (2) or more separate loans from two (2) or more separate Leasehold Mortgagees

                        (e)        All Leasehold Mortgages shall require the Leasehold Mortgagee to give
Landlord notice of any default by Tenant under the Leasehold Mortgage.

                        (f)        All Leasehold Mortgages shall contain provisions permitting the disposition and application of insurance proceeds and condemnation awards in the manner provided in this Lease.

                        (g)        All rights acquired by a Leasehold Mortgagee under any Leasehold
Mortgage shall be subject to each and all of the provisions this Lease, and to all rights of
Landlord thereunder, none of which provisions is or shall be waived by Landlord by reason of the giving of such Leasehold Mortgage; but nothing herein shall limit or restrict the rights of leasehold Mortgagees as set forth in this Article. Landlord and Tenant agree that while any
Leasehold Mortgage is in existence, there shall not be any agreement between Landlord and
Tenant for the modification or amendment of this Lease without the consent of the Leasehold
Mortgagee, provided that such consent shall not be unreasonably withheld. The Leasehold
Mortgagee shall use its best efforts to respond to any request for a modification or amendment within a reasonable period of time, which period shall in no event exceed thirty (30) days after the receipt of such request. The Leasehold Mortgage shall provide that if the Leasehold
Mortgagee does not respond to any such request within such thirty (30) day period, the request shall be deemed automatically approved and the Leasehold Mortgagee shall be bound thereby.

                        (h)        Notwithstanding any foreclosure of any Leasehold Mortgage, Tenant shall remain liable for the payment of all rent and other sums described in this Lease and the performance of all of the provisions of this Lease which are to be performed by Tenant.

            13.2        Rights and Obligations of Leasehold Mortgagees. If Tenant shall mortgage its leasehold interest hereunder, or any portion thereof, in accordance with the provisions of this
Article, then, as long as any such Leasehold Mortgage shall remain unsatisfied of record and
Landlord has received the notice specified in paragraph (c) of Section 13.1 above, the following provisions shall apply:

                        (a)        If the Leasehold Mortgagee shall register with Landlord its name and address in writing, no Event of Default shall be grounds for the termination of this Lease by
Landlord unless and until (i) a notice thereof has been concurrently mailed to Tenant and to the
Leasehold Mortgagee at their respective addresses registered with Landlord (the "Notice of
Default") and (ii) the cure period set forth in paragraph (b) next below has expired without cure having been completed.

                        (b)        In the event Tenant shall be in default hereunder, the Leasehold
Mortgagee shall, within the period and otherwise as herein provided, have the right (but not the obligation) to remedy such default, or cause the same to be remedied; and Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been done by Tenant. The Leasehold Mortgagee shall have thirty (30) days more than the period provided Tenant under this Lease after Landlord's delivery of the Notice of Default for curing the default or causing the same to be cured. Such additional thirty-day period shall be extended if (i) the default is other than the payment of money and such that it is not practicable to cure within such additional thirty-day period and (ii) the Leasehold Mortgagee diligently prosecutes such cure to completion. Tenant hereby constitutes and appoints the Leasehold Mortgagee as
Tenant's agent and attorney-in-fact with full power, in Tenant's name, place and stead, and at
Tenant's sole cost and expense, to enter upon the Property and the Improvements and to perform all acts required to be performed herein or in any sublease made hereunder by Tenant.

                        (c)        While any such Leasehold Mortgage remains unsatisfied of record, and an event or events shall occur which shall entitle Landlord to terminate this Lease, the Leasehold
Mortgagee shall have the right to acquire all of Tenant's right under this Lease, provided such
Leasehold Mortgagee shall:

                                (i)    before the expiration of thirty (30) days after the date of service of a notice of termination under this Lease (but in no event prior to the last day on which the
Leasehold Mortgagee is entitled to cure such default as provided in subparagraph (b)
above), promptly cure all defaults which may be cured by the payment of a sum of money and undertake to cure any other existing default of Tenant;

                                (ii)    continue to pay the rent and all other amounts payable by Tenant under this Lease;

                                (iii)    promptly thereafter initiate and diligently pursue steps to acquire
Tenant's interest in this Lease by foreclosure of its Leasehold Mortgage or otherwise; and

                                (iv)    promptly execute all documents reasonably requested by Landlord effecting the transaction contemplated by this Section and this Lease.

                        (d)        In the event of the termination of this Lease prior to the natural expiration of the Term due to default of Tenant or operation of law (including the bankruptcy of Tenant),
Landlord shall notify the Leasehold Mortgagee (of which Landlord has been notified pursuant to this Section) of such termination pursuant to the notice provisions of this Lease, and deliver to such Leasehold Mortgagee a statement of any and all sums which would at that time be due under this Lease then known to Landlord. Subject to the provisions of this Article, such
Leasehold Mortgagee shall thereupon have the right to obtain a new lease in accordance with subsections (i) through (iii) below; provided, however, and notwithstanding the foregoing to the contrary, if, at the time of an Event of Default arising under Article XIV below, this Lease would otherwise terminate by reason of a rejection of this Lease by Tenant or Tenant's trustee in bankruptcy, and Landlord shall also be in bankruptcy or a petition in bankruptcy shall have been filed by or against Landlord, then simultaneously with the rejection of this Lease by Tenant, such easehold Mortgagee shall become the new tenant under this Lease such that this Lease shall neither terminate nor lapse by reason of the change of tenants; and provided further, however, hat in the event such Leasehold Mortgagee shall so become the new tenant hereunder, such
Leasehold Mortgagee shall, within ten (10) days after so becoming the new tenant, have the right to terminate this Lease, in which event, such Leasehold Mortgagee shall have no liability to
Landlord except for liability accruing during such tenancy.

                                (i)    Upon the written request of the Leasehold Mortgagee within thirty
(30) days after service of the notice of termination, Landlord shall enter into a new lease of the Property and the Improvements with such Leasehold Mortgagee, or its designee.

                                (ii)    Such new lease shall be effective as of the date of termination of this Lease and shall be for the remainder of the Term, at the rent and upon the terms, covenants and conditions contained in this Lease. Upon the execution of such new lease, and subject to this Section, the Leasehold Mortgagee shall pay any and all sums which would, at the time of the execution thereof, be due under this Lease but for such termination and shall pay all expenses (including, without limitation, reasonable attorneys' fees, court costs and disbursements) incurred by Landlord in connection with such default and termination, the recovery of possession of the Property and the preparation, execution and delivery of such new lease; provided, however, that with respect to any default which cannot be cured by such Leasehold Mortgagee until it obtains possession, such Leasehold Mortgagee shall have a reasonable time after it obtains possession to cure such default.

                                (iii)    If before the execution of such new lease, Landlord has
encumbered its fee interest in the Property with a deed of trust and the terms of the deed of trust do not obligate the beneficiary thereof to not disturb the quiet possession of the
Leasehold Mortgagee who is the tenant under such new lease, then Landlord shall obtain from such beneficiary a nondisturbance agreement pursuant to which such beneficiary agrees not to disturb such Leasehold Mortgagee's quiet possession of the Property so long as such Leasehold Mortgagee is not in default under the new lease.

                        (e)        Any payment to be made or action to be taken by a Leasehold Mortgagee hereunder as a prerequisite to keeping this Lease in effect shall be deemed properly to have been made or taken by the Leasehold Mortgagee if such payment is made.

                        (f)        Landlord and Tenant shall each give the Leasehold Mortgagee notice of any condemnation proceedings affecting the Property or any Improvements thereon. The
Leasehold Mortgagee shall have the right to intervene and be made a party to any such condemnation proceedings; and Landlord and Tenant hereby agree that the Leasehold Mortgagee may be made such a party or intervenor.

                        (g)        No Leasehold Mortgagee, nor any owner of the leasehold estate hereunder whose interest shall have been acquired by, through or under any Leasehold Mortgage or shall have been derived immediately from any holder thereof, shall become personally liable under the provisions of this Lease, unless and until such time as the Leasehold Mortgagee or such owner becomes the owner of such leasehold estate and then only for as long as it remains the owner thereof. Upon any permitted assignment of this Lease by a Leasehold Mortgagee or any owner of the leasehold estate hereunder whose interest shall have been acquired by, through or under any Leasehold Mortgage or shall have been derived immediately from any holder thereof, the assignor shall be relieved of any further liability which may accrue hereunder from and after the date of such assignment, provided that the assignee shall execute and deliver to Landlord a recordable instrument of assumption wherein such assignee shall assume the rights and obligations of Tenant and agree to perform and observe all provisions of this Lease as they are applicable to Tenant.

                        (h)        The rights granted herein to Leasehold Mortgagees shall be enforceable by them. In the event any action or proceeding is brought to enforce or interpret the provisions hereof or to seek damages or performance or to declare the rights of the parties hereto or of any such Leasehold Mortgagee, the prevailing party (including such Leasehold Mortgagee, if prevailing) shall be entitled to recover its costs and expenses (including reasonable attorneys'
fees) incurred therein.

                        (i)        At such time as a Leasehold Mortgage shall be satisfied, the Leasehold
Mortgagee shall cooperate with Tenant in providing to Tenant and/or Landlord all documentation necessary to release any and all liens with respect thereto.

             13.3        Cooperation for Leasehold Mortgagee. Landlord and Tenant shall cooperate by including in this Lease by suitable amendment from time to time any provision which may reasonably be requested by any proposed Leasehold Mortgagee for the purpose of implementing the mortgagee protection provisions contained in this Lease and allowing such Leasehold
Mortgagee reasonable means to protect and preserve the lien of the Leasehold Mortgage on the occurrence of a default under this Lease. Landlord and Tenant each agree to execute and deliver
(and to acknowledge, if necessary, for recording purposes) any agreement necessary to effect any such amendment; provided, however, that any such amendment shall not in any way affect the
Term or any payments due under this Lease nor otherwise in any other material respect adversely affect any rights of Landlord under this Lease.

XIV.    DEFAULT AND REMEDIES.

            14.1        Events of Default. Subject to Section 14.2 below, the following events (each, an
"Event of Default") shall constitute a default by Tenant under this Lease:

                        (a)        The failure to pay any rent or any other sum payable by Tenant to
Landlord on any date upon which the same is due; or

                        (b)        The failure to keep or perform any of the provisions of this Lease which are to be kept or performed by Tenant.

             14.2        Notice of Tenant's Default. Tenant shall not be considered in default under this
Lease unless the default is non-curable, or in the event of a curable default, unless (i) Landlord shall give notice specifying the default to Tenant, and (ii) Tenant has failed to cure within the applicable cure period. Tenant shall have, after the date of receipt of a notice of default, ten (10)
days to cure any Event of Default under Section 14.1(a) and thirty (30) days to cure any Event of
Default under Section 14.1(b); provided, however, that Tenant shall not be in default under this
Lease with respect to any Event of Default under Section 14.1(b) if the default is of a nature which is not reasonably curable within the applicable cure period and Tenant has undertaken action to cure within such period and diligently proceeds with such action to cure. In the event
Tenant is determined to be in default under this Lease, Landlord may either terminate this Lease and/or pursue damages and/or any other remedy available to Landlord by reason of such default
(rights of termination and all other remedies and damages being cumulative and not exclusive).

            14.3        Landlord's Remedies.

                        (a)        In the event of any default by Tenant and expiration of all applicable cure periods therefor hereunder, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the option to terminate this Lease and all rights of Tenant hereunder.
If Landlord elects to so terminate this Lease, then Landlord may recover from Tenant:

                                (i)    the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                                (ii)    the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                                (iii)    the worth at the time of award of the amount by which the unpaid rent of the balance for the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided.

The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) above shall be omputed by allowing interest at the rate of ten percent (10%) per year. The worth at the time of award of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                        (b)        In addition to all other rights of Landlord pursuant to this Lease, at law or in equity, Landlord shall have all rights set forth in California Civil Code Section 1951.4 (which provides a lessor may continue the lease in effect after a lessee's breach and abandonment and recover rent as it becomes due if lessee has right to sublet or assign, subject only to reasonable limitations).

                        (c)        All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other.
Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease.

                        (d)        Termination of this Lease shall not relieve Tenant from the obligation to pay any sum due to Landlord or from any claim for damages against Tenant.

             14.4        No Waiver. A party's failure or delay in giving notice of default shall not constitute a waiver of any obligation, requirement or covenant required to be performed by the other party hereunder. Except as otherwise expressly provided in this Lease, any failures or delays by either party in asserting any rights and remedies as to any default shall not operate as a waiver of any default or of any such rights or remedies. Delays by either party in asserting any of its rights and remedies shall not deprive either party of the right to institute and maintain any actions or proceedings which it may deem necessary to protect, assert or enforce any such rights or remedies.

            14.5        Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of
Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence its performance within such thirty (30) day period and thereafter shall diligently prosecute the same to completion.

XV.     SURRENDER AND REMOVAL.

            15.1        Surrender. Upon the expiration of the Term or earlier termination of this Lease pursuant to the provisions hereof, except in the case of Tenant's acquisition of the Property as set forth in the Option Agreement, it shall be lawful for Landlord to re-enter and repossess the
Property and the Improvements thereon without process of law. Upon such expiration or termination, Tenant shall execute and deliver to Landlord, at least five (5) business days prior to such expiration or termination, a quitclaim deed in recordable form quitclaiming all Tenant's right, title and interest in the Property and the Improvements thereon.

            15.2        Tenant's Personal Property. Landlord may cause any of Tenant's personal property that is not removed from the Property upon expiration of the Term or earlier termination of this Lease to be removed from the Property and stored at Tenant's expense.

XVI.    LANDLORD'S Right of Entry and Inspection.

            Tenant shall permit Landlord or Landlord's agents, representatives or employees to enter upon the Property and any Improvements thereon between the hours of 9:00 a.m. and 5:00 p.m.
on business days (as defined below) after prior notice for the purposes of inspecting the same, or determining whether agreements in this Lease are being complied with.

XVII.   GENERAL PROVISIONS.

            17.1        Notices. Any notice, demand, consent, approval, request or other communication, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been delivered (i) on the day personally delivered, (ii) upon receipt if sent by overnight courier, (iii)
on the second business day following its mailing by registered or certified mail (return receipt requested), postage prepaid, by deposit in the United States mail, or (iv) on the day received (if received by 5:00 p.m. local time at the place of receipt on a business day (i.e., any day other than a Saturday or Sunday or California state, Illinois state or federal holiday) and if not so received then on the next business day) if sent by facsimile and then only if also sent to the recipient within forty-eight (48) hours pursuant to this Section 17.1, to the parties at the addresses set forth below:

If to Tenant:            Ace Hardware Corporation
                              2200 Kensington Court
                              Oak Brook, IL 60253
                              Attn: Rich Sauck, Corporate Property Manager
                              Facsimile: (630) 571-2186

                                        - and -

                              Ace Hardware Corporation
                              2200 Kensington Court
                              Oak Brook, IL 60253
                              Attn: General Counsel
                              Facsimile: (630) 990-6856

with a copy to:        McDermott, Will & Emery
                              18191 Von Karman Avenue, Suite 500
                              Irvine, CA 92612
                              Attn: Thomas K. Brown, Esq.
                              Facsimile: (949) 851-9348

if to Landlord:         Reynen & Bardis (KMS Placer), L.P.
                              7401 Galilee Road, Suite 100
                              Roseville, CA 95678
                              Attn: Tom Manz or Steve Pease
                              Facsimile: (916) 773-5090

with a copy to:        Wagner, Kirkman, Blaine & Youmans
                              1792 Tribute Road, Suite 450
                              Sacramento, CA 95815
                              Attn: Belan Kirk Wagner, Esq.
                              Facsimile: (916) 920-8608

Either party may, by notice given as aforesaid, designate a different address or addresses for notices to be given to it. Notice of change of address shall be given by written notice in the manner detailed in this Section 17.1. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.
            17.2        Broker's Commission. Upon the Close of Escrow (as defined in the Option
Agreement), Landlord shall pay a real estate brokerage commission to the Brokers (as defined in the Option Agreement). Such commission paid to the Brokers by Landlord shall be on account of the terms of the Option Agreement only and no commission shall be due or payable to the
Brokers on account of this Lease. Landlord shall indemnify and hold Tenant free and harmless from such commission obligation. If any additional claims for brokers' or finders' fees for the consummation of this Lease arise, then Tenant shall indemnify, save harmless and defend
Landlord from and against such claims if they shall be based upon any statement or representation or agreement by Tenant, and Landlord shall indemnify, save harmless and defend
Tenant if such claims shall be based upon any statement, representation or agreement made by
Landlord.

            17.3        Attorneys' Fees and Court Costs. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Lease, then in that event, the prevailing party in such action or dispute, whether by final judgment or out of court settlement, shall be entitled to have and recover of and from the other party all costs and expenses of suit, including reasonable attorneys' fees.

            17.4        Assignment. During the term of the Option Agreement, Landlord may not assign, transfer or convey its rights or obligations under this Lease without the prior written consent of Tenant, and then only if Landlord's assignee assumes in writing all of Landlord's obligations hereunder and under the Option Agreement. Any assignment by Landlord shall relieve Landlord of its obligations hereunder occurring upon the later of (i) the effective date of such assignment or (ii) the closing of the transaction contemplated by the Option Agreement or the termination of the Option Agreement, whichever first occurs. Tenant, without being relieved from liability hereunder, shall have the right to assign its rights and obligations hereunder.

            17.5        Survival. Except as otherwise limited by the provisions of this Lease , the covenants, representations and warranties of both Landlord and Tenant set forth in this Lease shall survive the expiration of the Term or earlier termination of this Lease.

            17.6        Further Assurances. Landlord and Tenant shall execute such instruments and documents and to undertake diligently such actions as may be required in order to consummate the Lease transaction contemplated herein.

            17.7        Time of Essence. Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

            17.8        Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

            17.9        Captions; Recitals. Any captions to, or headings of, the sections or subsections of this Lease are solely for the convenience of the parties hereto, are not a part of this Lease, and shall not be used for the interpretation or determination of the validity of this Lease or any provision hereof. All Recitals set forth above are hereby incorporated in the terms and conditions of this Lease.

            17.10      No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Lease shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

            17.11      Exhibits. The Exhibits attached hereto are hereby incorporated herein by this reference.

            17.12      Amendment of this Lease. The terms of this Lease may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

            17.13      Waiver. The waiver or failure to enforce any provision of this Lease shall not operate as a waiver of any future breach of any such provision or any other provision hereof. All waivers of the provisions of this Lease must be in writing executed by each of the parties hereto.

            17.14      Applicable Law. This interpretation and enforcement of this Lease shall be governed by and construed in accordance with the laws of the State of California.

            17.15      Fees and Other Expenses. Except as otherwise provided herein, each of the parties shall pay its own fees and expenses in connection with this Lease.

            17.16      Entire Agreement. With the exception of the Option Agreement and documents referenced therein, this Lease contains the entire agreement between the parties relative to the subject matter hereof. This Lease supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement between Landlord and Tenant as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

            17.17      Successors and Assigns. Subject to the terms and provisions of this Lease, this
Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

            17.18      Time Period Computation. All periods of time referred to in this Lease shall include all Saturdays, Sundays and California state or national holidays; provided that if the last date to perform any act or give any notice with respect to this Lease shall fall on a Saturday,
Sunday or California state or national holiday, such act or notice shall be timely performed or given on the next succeeding day which is not a Saturday, Sunday or California state or Federal holiday. Notwithstanding the foregoing, "business day" means any calendar day other than
Saturday, Sunday or California state, Illinois state or federal holiday.

                          Unless the context otherwise requires, all periods terminating on a given day, period of days or date shall terminate at 5:00 p.m. Pacific Time on that day or date and references to "days" shall refer to calendar days.

            17.19      Cooperation in Drafting. Both Landlord and Tenant have cooperated in the drafting and preparation of this Lease. Therefore, in any construction to be made of this Lease, such construction shall not be construed against any party.

            17.20      Severability. If any provision of this Lease is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall nonetheless remain in full force and effect.

            17.21      Waiver of Jury Trial. Landlord and Tenant hereby waive
any right to trial by jury in any action, claim, or lawsuit filed in connection with this Lease.

            17.22      Relationship of the Parties. Nothing contained in this Lease and no acts of
Landlord or Tenant shall be deemed or construed to create the relationship of principal and agent, or of partnership, or of joint venture, or of any association between Landlord and Tenant other than that of a landlord and tenant.

            17.23      Interpretation and Definitions. The language in all parts of this Lease shall in all cases be simply construed according to its fair meaning and not strictly for or against
Landlord or Tenant. The neuter gender includes the feminine and masculine; and the word
"person" includes a corporation, partnership, association or any other entity. When the context so requires, the singular number includes the plural and vice versa.

            17.24      Memorandum. Landlord and Tenant shall execute and Tenant shall deliver to the County Recorder of Placer County for recordation on or after the Commencement Date a
Memorandum of Lease in the form of Exhibit E attached hereto. Tenant shall be responsible for all costs associated with the recordation of the Memorandum of Lease.

            17.25      Representation of Authority. The undersigned personally represent that they have full authority to act on behalf of and bind Landlord and Tenant, respectively.

            17.26      Estoppel Certificates. Landlord and Tenant shall each execute, acknowledge and deliver to the other, promptly upon request, a certificate certifying (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications); (ii) the dates, if any, to which all rentals have been paid; (iii) that no notice has been given to Tenant of any default which has not been cured and, to the certifying party's best knowledge, no default exists (or, if there has been notice or such default exists, describing the same); and (iv) such other information as the requesting party shall reasonably request. No certificate from Landlord or Tenant pertaining to such matters shall modify the rights of Landlord or Tenant under this Lease in any manner adverse to Landlord or Tenant. Certificates delivered as described above may be relied upon by any prospective transferee of an interest under this Lease or fee interest in the Property.

            17.27      Consents. Whenever consent or approval of a party is required under this Lease, such party shall not unreasonably withhold the same.
[SIGNATURES ON THE ATTACHED SIGNATURE PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed his Lease as of the date first written above.

LANDLORD:                                                TENANT:

REYNEN & BARDIS (KMS PLACER),        ACE HARDWARE CORPORATION,
L.P., a California limited partnership                  a Delaware corporation

By: R&B HOMES, LLC,                                 By:                      /s/
        A California Limited Liability Company     Name: David F. Hodnik
                                                                        Title: President/Chief Executive Officer
By:                      /s/
        JOHN D. REYNEN
Its:   Managing Member

By:                      /s/
        CHRISTO D. BARDIS
Its:    Managing Member

EXHIBIT "A"

LEGAL DESCRIPTION OF PREMISES
[Attached]

EXHIBIT "B"

LIST OF EXISTING LEASES
1.        Lease, dated as of June 30, 2000, by and between Landlord, as successor-in-interest to
Townsend Rocklin, LLC, a Delaware limited liability company, and Tenant, as amended by that
First Amendment of Agreement to Lease, dated September 18, 2000, by and between Landlord and Tenant, as amended by that Second Amendment of Agreement to Lease, dated as of
December 7, 2001, by and between Landlord and Tenant, for approximately 75,000 rentable square feet of space within the 619,688 square foot office/warehouse building on the Property
(the "ACE Lease").

2.        Lease, dated as of September 28, 2001, by and between Landlord and Pacific Gas and
Electric Company, a California corporation, as Tenant ("PG&E"), as amended by that First
Amendment to Lease, dated as of September 28, 2001, by and between Landlord and PG&E, for
17,507 rentable square feet of office space within the 619,688 square foot office/warehouse building on the Property (the "PG&E Lease").

3.        Lease, dated as of April 30, 1999, by and between Landlord, as successor-in-interest to
TN Investment Fund Limited Partnership, a Maryland limited partnership, and Hewlett-Packard
Company, a California corporation, as Tenant ("H-P"), as amended by that First Amendment to
Lease, dated as of March 29, 2001, by and between Landlord and H-P, for 241,675 rentable square feet of office space within the 619,688 square foot office/warehouse building on the
Property including a freestanding storage shed containing 8,053 rentable square feet on the
Property (the "H-P Lease").

4.        License Agreement, dated as of June 1, 2002, by and between Landlord and Advantage
Logistics, Inc., a California corporation, for a license to enter (i) a portion (the northwest corner)
of the Building consisting of approximately 45,000 rentable square feet and (ii) a portion of the
Land consisting of approximately 12,500 rentable square feet of paved yard, including the adjacent yard dock canopy. The License Agreement commenced on June 15, 2002, the initial term expired on August 31, 2002, and the current term is a month-to month tenancy which automatically renews on a month-to-month basis (the "Advantage Logistics Lease").

5.        License Agreement, dated as of August 14, 2001, by and between Landlord and
California Distribution Centers - MacLaughlin Draying Company Inc., a California corporation, for a license to enter a portion (the northwest corner) of the Building initially consisting of approximately 25,000 rentable square feet, as may be expanded pursuant to the terms of the
License Agreement. The License Agreement commenced on August 14, 2001 and the current term is a month-to month tenancy which automatically renews on a month-to-month basis
(the "California Distribution Lease").

EXHIBIT "C"

FORM OF LEASE ASSIGNMENT & ASSUMPTION AGREEMENT

                 THIS LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT (the
"Assignment") is made this _____ day of ________ 2003, by and between Reynen & Bardis
(KMS Placer), L.P., a California limited partnership ("Assignor"), and Ace Hardware
Corporation, a Delaware corporation ("Assignee").

RECITALS:
                A.        Assignor and Assignee have entered into that certain Ground Lease dated
January __, 2003 (the "Lease") and that certain Option Agreement and Joint Escrow Instructions dated as of the same date (the "Option Agreement"), for the lease of certain real property and the grant of option rights therein, as more fully described in the Lease and the Option Agreement, including all of Assignor's interest in and to certain real property leases.

                B.        This Assignment is being made pursuant to the terms of the Lease and the
Option Agreement for the purpose of assigning to Assignee all of Assignor's rights, title and interest in and to those certain real property leases (the "Real Property Leases") set forth in
Schedule 1 attached hereto.

                NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, Assignor and Assignee agree as follows:

SECTION 1.    ASSIGNMENT AND ASSUMPTION
              Effective as of 12:01 a.m. Pacific Time, ____________, 2003 ("Closing Date"), Assignor
does hereby assign, transfer, convey and deliver to Assignee, and Assignee does hereby acquire and assume, all of Assignor's obligations, right, title and interest in and to the Real Property
Leases.

SECTION 2.    INDEMNIFICATION
            Subject to the provisions of the Lease and the Option Agreement, Assignor shall indemnify, defend, and hold Assignee harmless from any liabilities, losses, costs, demands, damages, claims, suits, judgments or expenses (including, without limitation, attorneys' fees and costs) incurred by Assignee arising out of or connected with the Real Property Leases that arose or accrued prior to the Closing Date.

            Subject to the provisions of the Lease and the Option Agreement, Assignee shall indemnify, defend, and hold Assignor harmless from any liabilities, losses, costs, demands, damages, claims, suits, judgments or expenses (including, without limitation, attorneys' fees and costs) incurred by Assignor arising out of or connected with the Real Property Leases that arise or accrue on or subsequent to the Closing Date.

SECTION 3.    BINDING AGREEMENT
            This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

            This Assignment is delivered in furtherance of the undertakings and agreements of Assignor and Assignee under the Agreement. Nothing herein modifies the duties or obligations of Assignor and Assignee under the Agreement.
SECTION 4.    GOVERNING LAW
            This Assignment shall be governed by, interpreted under, and construed in accordance with the laws of the State of California.

SECTION 5.    MISCELLANEOUS
            This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

            In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this
Assignment, then in that event, the prevailing party in such action or dispute, whether by final judgment or out of court settlement, shall be entitled to have and recover of and from the other party all costs and expenses of suit, including reasonable attorneys' fees.

IN WITNESS WHEREOF, the Assignor and Assignee have signed this Lease
Assignment and Assumption Agreement on the date first above written.

ASSIGNOR:                                                  ASSIGNEE:

REYNEN & BARDIS (KMS PLACER),        ACE HARDWARE CORPORATION,
L.P., a California limited partnership                  a Delaware corporation

By:                                                                   By:
Name:                                                              Name:
Title:                                                                 Title:

By:
Name:
Title:
SCHEDULE 1

 REAL PROPERTY LEASES
1.            Lease, dated as of June 30, 2000, by and between Landlord, as successor-in-interest to
Townsend Rocklin, LLC, a Delaware limited liability company, and Tenant, as amended by that
First Amendment of Agreement to Lease, dated September 18, 2000, by and between Landlord and Tenant, as amended by that Second Amendment of Agreement to Lease, dated as of
December 7, 2001, by and between Landlord and Tenant, for approximately 75,000 rentable square feet of space within the 619,688 square foot office/warehouse building on the Property
(the "ACE Lease").

2.            Lease, dated as of September 28, 2001, by and between Landlord and Pacific Gas and
Electric Company, a California corporation, as Tenant ("PG&E"), as amended by that First
Amendment to Lease, dated as of September 28, 2001, by and between Landlord and PG&E, for
17,507 rentable square feet of office space within the 619,688 square foot office/warehouse building on the Property (the "PG&E Lease").

3.            Lease, dated as of April 30, 1999, by and between Landlord, as successor-in-interest to
TN Investment Fund Limited Partnership, a Maryland limited partnership, and Hewlett-Packard
Company, a California corporation, as Tenant ("H-P"), as amended by that First Amendment to
Lease, dated as of March 29, 2001, by and between Landlord and H-P, for 241,675 rentable square feet of office space within the 619,688 square foot office/warehouse building on the
Property including a freestanding storage shed containing 8,053 rentable square feet on the
Property (the "H-P Lease").

4.            License Agreement, dated as of June 1, 2002, by and between Landlord and Advantage
Logistics, Inc., a California corporation, for a license to enter (i) a portion (the northwest corner)
of the Building consisting of approximately 45,000 rentable square feet and (ii) a portion of the
Land consisting of approximately 12,500 rentable square feet of paved yard, including the adjacent yard dock canopy. The License Agreement commenced on June 15, 2002, the initial term expired on August 31, 2002, and the current term is a month-to month tenancy which automatically renews on a month-to-month basis (the "Advantage Logistics Lease").

5. License Agreement, dated as of August 14, 2001, by and between Landlord and California
Distribution Centers - MacLaughlin Draying Company Inc., a California corporation, for a license to enter a portion (the northwest corner) of the Building initially consisting of approximately
25,000 rentable square feet, as may be expanded pursuant to the terms of the License Agreement.
The License Agreement commenced on August 14, 2001 and the current term is a month-to-month tenancy which automatically renews on a month-to-month basis (the "California Distribution Lease").

EXHIBIT "D"

BASE RENT

Exhibit "D"
1.        Introduction. Tenant and Landlord acknowledge that Base Rent shall initially be as set forth in Paragraph 3 below with additional payments pursuant to Paragraph 4 below and, upon the occurrence of the Break Date (as defined below), as set forth in Section 5 below.

2.        Defined Terms. For purposes of this Exhibit D and the Lease, the following terms shall have the following meanings:

            (i)        "Ace Lease Rent" shall mean the Ace Lease Square Foot Rent plus the
"Additional Rent" (as defined in the Ace Lease) and any other expenses required to be paid by
Tenant as tenant pursuant to the Ace Lease for the portion of the Existing Improvements which is subject to the Ace Lease. The Ace Lease shall remain in effect for purposes of determining
Tenant's Base Rent obligation for the period prior to the Break Date.

            (ii)        "Ace Lease Square Foot Rent" shall mean Three and 71/100 Dollars per rentable square foot per year (0.309 cents per rentable square foot per month) for the portion of the of the
Existing Improvements which is subject to the Ace Lease.

            (iii)        "Adjustment Date" shall mean the first day of the thirty-first (31st) calendar month following the calendar month in which the Break Date occurs and the first (1st) day of each successive 31st month thereafter. By way of example if the Break Date occurs on
September 10, 2003, the initial Adjustment Date shall be March 1, 2006, the second Adjustment
Date shall be September 1, 2008, the third Adjustment Date shall be March 1, 2011, etc.

            (iv)        "Approved Condition of Title" shall have the meaning attributed to such term in the Option Agreement.

            (v)        "Base CPI" means the most recently published CPI prior to the Break Date.

            (vi)        "Break Date" shall mean September 10, 2003. Notwithstanding the foregoing, if
Tenant has timely exercised its option to acquire the Property pursuant to the Option Agreement and the Close of Escrow has not occurred on or before September 10, 2003 as a result of the failure or inability of Landlord to deliver fee title to the Property to Tenant in the Approved
Condition of Title, then the Break Date shall be on such later date that Landlord has delivered fee title to the Property to Tenant in the Approved Condition of Title; provided, however, if the
Close of Escrow does not occur on such later date due to Tenant's default under the Option
Agreement, then the Break Date shall be the date on which the Close of Escrow would have occurred absent Tenant's default. Landlord's delivery of fee title to the Property in the
Approved Condition of Title shall be evidenced by the irrevocable commitment of the Title
Company to issue the Title Policy.

            (vii)        "Close of Escrow" shall have the meaning attributed to such term in the Option
Agreement.

            (viii)        "CPI" means the Consumer Price Index for Urban Wage Earners and Clerical
Workers, All Items (1982-84=100) for San Francisco-Oakland-San Jose. In the event that compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be substituted in its place. If Landlord and Tenant cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of the American Arbitration Association and the decision of the arbitrators shall be binding upon Landlord and Tenant. Cost of any such arbitration shall be paid equally by Landlord and Tenant.

            (ix)        "H-P Lease Surrendered Square Footage" means the square footage of the H-P
Lease space the possession of which has been delivered by the H-P to Tenant.

            (x)        "Title Company" shall have the meaning attributed to such term in the Option
Agreement.

            (xi)        "Title Policy" shall have the meaning attributed to such term in the Option
Agreement.

            Any other terms beginning with an initial capital letter and not otherwise defined in this
Exhibit D shall have the meaning attributable to such term in the Lease.

3.        Base Rent Prior to Break Date. For the period from the Commencement Date through the day immediately preceding the Break Date, Tenant shall pay as monthly Base Rent the following:

            (i)        The monthly Ace Lease Rent, plus

            (ii)        The monthly Ace Lease Square Foot Rent multiplied by the H-P Lease
Surrendered Square Footage, plus

            (iii)        The monthly Ace Lease Square Foot Rent multiplied by the square footage of any other space within the Existing Improvements (such other space does not include the space subject to the Ace Lease and the H-P Surrendered Square Footage) which Tenant occupies and is using for its distribution or related activities at the Property. Tenant shall not be obligated to pay
Ace Lease Square Foot Rent for any such other space during any time that Tenant is refurbishing such space and is not otherwise using such space for distribution or related activities, plus

            (iv)        The "Additional Rent" (as defined in the Ace Lease) multiplied by the square footage of any other space within the Existing Improvements (such other space does not include the space subject to the Ace Lease, the Advantage Logistics Lease space, the California
Distribution Lease space, and the H-P Surrendered Square Footage) which Tenant occupies and is using for its distribution or related activities at the Property. Tenant shall not be obligated to pay "Additional Rent" for any such other space during any time that Tenant is refurbishing such space and is not otherwise using such space for distribution or related activities, plus

            (v)        From and after delivery to Tenant of possession of the Advantage Logistics Lease space and prior to the Break Date, an amount equal to Two Thousand Seventy Dollars
($2,070.00) which is $0.046 multiplied by the rentable square feet of the Advantage Logistics
Lease space (45,000 square feet), which amount Landlord and Tenant acknowledge includes the pro rata share of the real property taxes and assessments to be paid for such premises, plus

            (vi)        From and after delivery to Tenant of possession of the California Distribution
Lease space and prior to the Break Date, an amount equal to One Thousand One Hundred Fifty
Dollars ($1,150.00) which is $0.046 multiplied by the rentable square feet of the California
Distribution space (25,000 square feet), which amount Landlord and Tenant acknowledge includes the pro rata share of the real property taxes and assessments to be paid for such premises plus

            (vii)        The difference between H-P's Tenant's Proportionate Share of Operating
Expenses (both as defined in the H-P Lease) prior to delivery of the H-P Surrendered Square
Footage to Tenant and H-P's Tenant's Proportionate Share of Operating Expenses subsequent to delivery of the H-P Surrendered Square Footage to Tenant. Landlord shall provide to Tenant at least ten (10) days written notice of the amount due from Tenant to Landlord on account of the foregoing along with reasonable backup information.

4.        Expenses and Other Matters Relating to the Existing Leases. Prior to the Break Date
Landlord shall continue to be responsible as the landlord under the PG&E Lease, the H-P Lease, the Advantage Logistics Lease and the California Distribution Lease and shall perform all duties and obligations and receive such benefits as are set forth therein, including, but not limited to, collection of rent, receipt of reimbursements, and payment of expenses and liabilities. So long as
KMS is acting as Tenant's construction manager, Landlord shall be responsible for any claims made by the tenants under the PG&E Lease, Advantage Logistics Lease and California
Distribution Lease that the construction by Tenant of the Tenant Improvements interferes with the use of their respective premises and/or destroys their respective right to the quiet enjoyment thereof. The responsibility under the H-P Lease for any claims made by H-P that construction by
Tenant of the Tenant Improvements interferes with the use of the H-P Lease premises and/or H-
P's right of quiet enjoyment thereof shall be addressed in the written agreement among Landlord,
Tenant and H-P as contemplated below in this Paragraph 4. Ace shall reasonably conduct its construction activities at the Property in a manner to minimize as much as possible any interference with the use of their respective premises and quiet enjoyment thereof by other tenants at the Property.

            Prior to the Break Date, Landlord and Tenant shall cooperate so that the cost of electricity used within the Advantage Logistics Lease space, California Distribution Lease space and H.P.
Lease Surrendered Square Footage after delivery to Tenant is charged to Tenant. Such cooperation may include electronic metering or carve-out of electrical circuits so that Tenant's usage of electricity in such spaces can be accurately determined.

            It shall be Landlord's sole responsibility and cost to terminate, and obtain possession of the space subject to, the Advantage Logistics Lease and the California Distribution Lease and
deliver possession of such space to Tenant no later than March 1, 2003 or, in the event of a holdover, as soon thereafter as possible. Such responsibility shall include the obligation to pay any expenses incident to such termination.

            Landlord and Tenant agree to cooperate in negotiations with H-P in an effort to reduce the square footage of the space subject to the H-P Lease. Any modifications to the H-P Lease as a result of such negotiations shall be set forth in a written agreement signed by Landlord, Tenant and H-P. Any sums payable to H-P in consideration of the modification of the H-P Lease shall be paid by Tenant, including without limiting the foregoing, any costs incurred in connection with the relocation of H-P and/or the reconstruction of H-P's tenant improvements.

            Prior to the Break Date, (i) subject to clause (ii) below, Landlord shall cause to be paid all real property taxes and assessments allocable to the Property, and (ii) Tenant shall pay any supplemental taxes and/or assessments attributable to construction of the Tenant Improvements.
With respect to any real property taxes and/or assessments for which Tenant is responsible,
Landlord shall deliver such bills to Tenant as soon as possible after received but no later than the date which is five (5) business days prior to the last date on which such taxes may be paid without incurring penalties.

5.        Base Rent From and After Break Date. From and after the Break Date and continuing through the expiration of the Term (as the Term may be extended by Tenant's exercise of its option rights pursuant to Section 2.2 of the Lease), Base Rent shall initially equal Two Million
Five Hundred Thousand Dollars ($2,500,000) per year payable in twelve (12) equal increments of Two Hundred Ten Thousand Dollars ($210,000) per month.

            Such annual Base Rent for the period after the Break Date shall be adjusted effective as of each Adjustment Date.

            The annual Base Rent effective as of each Adjustment Date shall be determined by multiplying the initial annual Base Rent of Two Million Five Hundred Thousand Dollars
($2,500,000) by a fraction the denominator of which shall be the Base CPI and the numerator of which is the most recently published CPI prior to the Adjustment Date in question. Landlord shall provide the calculations of the adjustment in the annual Base Rent and monthly Base Rent along with reasonable backup information relating thereto to Tenant as soon as possible. If
Tenant has not received the calculation of the adjusted annual Base Rent at least fifteen (15) days prior to the Adjustment Date, Tenant shall continue to pay monthly Base Rent in the amount in effect immediately prior to such Adjustment Date. In such event and within fifteen (15) days after receipt of Landlord's calculation for the adjustment in Base Rent and any reasonable backup information, Tenant shall pay the difference between the adjusted monthly Base Rent and the monthly Base Rent paid to Landlord for those months which should have been previously adjusted.

EXHIBIT "E"

FORM OF MEMORANDUM OF LEASE
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

McDermott, Will & Emery
18191 Von Karman Avenue, Suite 500
Newport Beach, California 92612
Attn: Thomas K. Brown, Esq.

(SPACE ABOVE THIS LINE FOR RECORDER'S USE ONLY)

MEMORANDUM OF LEASE
                This Memorandum of Lease ("Memorandum") is made as of January ___, 2003 between Reynen & Bardis (KMS Placer), L.P., a California limited partnership ("Landlord"), and Ace Hardware Corporation, a Delaware corporation ("Tenant"), who agree as follows:

                1.        Landlord hereby leases to Tenant and Tenant hereby hires from Landlord that certain real property located at 3301 Industrial Avenue, situated in the County of Placer,
State of California, as more particularly described in Exhibit A attached hereto ("Property"), (ii)
together with two (2) buildings located thereon, containing approximately 619,688 square feet and 8,000 square feet, respectively, associated parking areas and other improvements located thereon, for a term of twenty (20) years commencing on January 15, 2003 and expiring on
January 14, 2023, unless sooner terminated or extended, on the terms, conditions and provisions of the Lease. Such terms, conditions and provisions of the Lease are incorporated into this
Memorandum by this reference.

                2.        Tenant has the right, subject to the terms and conditions of the Lease, to extend the Lease term for three (3) periods of ten (10) years each.

                3.        Landlord hereby acknowledges its duty to cooperate fully with Tenant's
(i) construction at the Property and (ii) efforts with respect to easements, dedications and
Governmental Approvals (as defined in the Lease). In furtherance of such duty, Landlord designates Thomas Manz as its agent with authority to bind Landlord and execute any and all documents required of Landlord pursuant to the Lease.

                4.        This Memorandum is prepared for the purposes of recordation and in no way modifies or otherwise affects the terms, conditions and provisions of the Lease.

                5.        This Memorandum may be executed in counterparts, which when taken together shall constitute one and the same instrument.

LANDLORD:                                                TENANT:

REYNEN & BARDIS (KMS PLACER),        ACE HARDWARE CORPORATION,
L.P., a California limited partnership                  a Delaware corporation

By:                                                                   By:
Name:                                                              Name:
Title:                                                                 Title:

By:
Name:
Title:
STATE OF CALIFORNIA            )
                                                       ) ss
COUNTY OF _____________     )

        On ______________, 200_, before me, _________________, a Notary Public in and for said State, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

___________________________________

Signature

STATE OF CALIFORNIA            )
                                                       ) ss
COUNTY OF _____________     )

            On ______________, 200_, before me, _________________, a Notary Public in and for said State, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

___________________________________

Signature

EXHIBIT "A" TO MEMORANDUM